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                                                                    EXHIBIT 11.1
COMPUTATION OF EARNINGS PER SHARE

REGAL CINEMAS, INC.

(in thousands of dollars, except per share amounts)

                                                                           YEARS ENDED
                                           -----------------------------------------------------------------------------
                                           DECEMBER 29,     DECEMBER 28,     JANUARY 2,         JUNE 27,         JULY 3,
                                               1994             1995            1997             1996             1997
                                           ------------     ------------     ----------         --------        --------
                                                                                                       (unaudited)
PRIMARY:
Weighted average number of
    common shares outstanding ......          28,430           30,428           33,726           30,978          36,027
Net effect of dilutive stock options
    and warrants based on the
    treasury stock method using
    average market price ...........           1,066              883            1,074            1,380           1,150
                                            --------         --------         --------         --------         -------
Weighted average number of
    common and common
    equivalent shares outstanding ..          29,496           31,311           34,800           32,358          37,177
                                            ========         ========         ========         ========         =======
Net income .........................        $ 10,950         $ 17,505         $ 25,066         $  7,923         $15,526
Less common and preferred
    dividends ......................            (380)            (433)            (229)            (229)           --
                                            --------         --------         --------         --------         -------

Net income applicable to common
    shares .........................        $ 10,570         $ 17,072         $ 24,837         $  7,694         $15,526
                                            ========         ========         ========         ========         =======

Net income per common share, as
    reported .......................        $   0.36         $   0.55         $   0.71         $   0.24         $  0.42
                                            ========         ========         ========         ========         =======
FULLY DILUTED:
Weighted average number of
    common shares outstanding ......          28,430           30,428           33,726           30,978          36,027
Net effect of dilutive stock options
    and warrants based on the
    treasury stock method using
    ending market price ............           1,239            1,054            1,166            1,403           1,303
                                            --------         --------         --------         --------         -------
                                              29,669           31,482           34,892           32,381          37,330
                                            ========         ========         ========         ========         =======
Net income .........................        $ 10,950         $ 17,505         $ 25,066         $  7,923         $15,526
Less common and preferred
    dividends ......................            (380)            (433)            (229)            (229)           --
                                            --------         --------         --------         --------         -------
Net income applicable to common
    shares .........................        $ 10,570         $ 17,072         $ 24,837         $  7,694         $15,526
                                            ========         ========         ========         ========         =======
Net income per common share
    assuming full dilution, as
    reported .......................        $   0.36         $   0.54         $   0.71         $   0.24         $  0.42
                                            ========         ========         ========         ========         =======
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